UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, the Board of Directors (the “Board”) of Entrada Therapeutics, Inc. (the “Company”) appointed Gina Chapman to the Board as a Class III director, effective September 1, 2023, to serve until the Company’s annual meeting of stockholders in 2024 or until her successor is duly elected and qualified. Ms. Chapman was also appointed to serve on the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), effective September 1, 2023.

A copy of the press release announcing the appointment of Ms. Chapman is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the Company’s Amended and Restated Non-employee Director Compensation Policy (the “Policy”), Ms. Chapman will receive a stock option to purchase the lesser of (x) a stock option with a Value (as defined in the Policy) of $500,000 and (y) a stock option to purchase 32,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effective as of September 1, 2023. The stock option shall vest in equal monthly installments over three years from the date of grant, subject to Ms. Chapman’s continuous service through the applicable vesting date. Ms. Chapman will also receive an annual fee of $40,000 for service as a director and an annual fee of $4,000 for service as a member of the NCG Committee. In addition, Ms. Chapman will be eligible to receive on the date of each annual meeting of stockholders of the Company (the “Annual Meeting”), beginning with the Annual Meeting to be held in 2024, an annual stock option grant in an amount equal to the lesser of (x) a stock option with a Value (as defined in the Policy) of $250,000 and (y) a stock option to purchase 16,000 shares of Common Stock. The stock option shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting, in each case, subject to Ms. Chapman’s continuous service through the applicable vesting date.

In connection with her appointment, Ms. Chapman will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on October 25, 2021.

There are no arrangements or understandings between Ms. Chapman and any other person pursuant to which Ms. Chapman was appointed as a member of the Board. There are no family relationships between Ms. Chapman, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Chapman, on the one hand, and the Company, on the other.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Entrada Therapeutics, Inc. on August 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: August 10, 2023	/s/ Dipal Doshi
Dipal Doshi
President and Chief Executive Officer